Exhibit 99.1

InsPro Technologies Corporation Announces
First Quarter 2014 Financial Results

Radnor, PA – May 14, 2014 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter ended March 31, 2014.

First Quarter 2014 Highlights

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Revenues decreased 22% to $3,576,599 in the first quarter of 2014, compared to $4,592,823 in the first quarter of 2013 primarily due to a $1,200,000 license fee that was recognized in the first quarter of 2013 upon the completion of the implementation of InsPro Enterprise™ for a client. The variance was partially offset by increased maintenance, professional services and ASP/Hosting revenues.

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Operating loss from continuing operations was $564,714 in the first quarter of 2014, compared to a loss of $64,791 in the first quarter of 2013. The results from operations in the first quarter of 2013 were favorably impacted by the $1,200,000 license fee.

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Net loss increased to $501,758 in the first quarter of 2014, compared to a net loss of $238,492 in the first quarter of 2013 due primarily to the $1,200,000 license fee and lower revenues which were partially offset by lower expenses, particularly software consulting and professional services expenses, and loss on the change of the fair value of warrant liability.

Anthony R. Verdi, Chief Executive Officer, stated, “We are pleased with the start to 2014 as we are making significant progress on several ongoing implementations of InsPro Enterprise and just recently announced a new client with a strong presence in the growing Group Voluntary market. Additionally, we are receiving considerable market interest in our Annuity product capabilities. We are confident in our technology, pleased with the market recognition of InsPro Enterprise and optimistic about our future opportunities.”

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations

Contact:

Anthony R. Verdi, CEO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31
	2014	2013

Revenues	$3,576,599	$4,592,823

Cost of revenues	2,952,433	3,372,376

Gross profit	624,166	1,220,447

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	657,495	651,964
Advertising and other marketing	51,929	56,172
Depreciation	36,715	38,213
Rent, utilities, telephone and communications	90,662	93,421
Professional fees	170,665	267,178
Other general and administrative	181,415	178,290

Total selling, general and administrative expenses	1,188,880	1,285,238

Operating loss from continuing operations	(564,714)	(64,791)

Other expense:
Loss on the change of the fair value of warrant liability	-	(279,799)
Interest expense	(7,444)	(7,655)

Total other expense	(7,444)	(287,454)

Loss from continuing operations	(572,158)	(352,245)

Income from discontinued operations	70,400	113,753

Net loss	$(501,758)	$(238,492)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.01)	$(0.02)
Income from discontinued operations	0.00	0.01
Net loss per common share	$(0.01)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash	$1,837,930	$2,569,536
Accounts receivable, net	2,513,689	1,660,564
Prepaid expenses	226,056	200,985
Other current assets	2,066	2,564
Assets of discontinued operations	24,224	31,540

Total current assets	4,603,965	4,465,189

Property and equipment, net	883,006	959,902
Other assets	60,000	60,000

Total assets	$5,546,971	$5,485,091

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable	$525,000	$550,761
Accounts payable	1,247,773	1,169,251
Accrued expenses	521,625	456,753
Current portion of capital lease obligations	78,885	57,932
Due to related parties	10,000	10,000
Deferred revenue	1,435,050	1,006,875

Total current liabilities	3,818,333	3,251,572

LONG TERM LIABILITIES:
Warrant liability	607,199	607,199
Capital lease obligations	6,892	23,184

Total long term liabilities	614,091	630,383

Total liabilities	4,432,424	3,881,955

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750
shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134
and $9,892,134, respectively)	7,709,919	7,709,919
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655
shares issued and outstanding)	41,543	41,543
Additional paid-in capital	43,424,341	43,411,172
Accumulated deficit	(52,925,360)	(52,423,602)

Total shareholders’ equity	1,114,547	1,603,136

Total liabilities and shareholders’ equity	$5,546,971	$5,485,091

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss	$(501,758)	$(238,492)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	175,455	177,172
Stock-based compensation	13,168	18,183
Loss on change of fair value of warrant liability	-	279,799
Changes in assets and liabilities:
Accounts receivable	(853,125)	(669,640)
Prepaid expenses	(25,071)	(4,163)
Other current assets	498	(5,704)
Accounts payable	78,522	(425,293)
Accrued expenses	64,872	61,894
Deferred revenue	428,175	630,223
Assets of discontinued operations	7,316	23,044

Net cash used in operating activities	(611,948)	(152,977)

Cash Flows From Investing Activities:
Purchase of property and equipment	(70,601)	(68,888)

Net cash used in investing activities	(70,601)	(68,888)

Cash Flows From Financing Activities:
Gross proceeds from sale of preferred stock and warrants	-	36,000
Fees paid in connection with sale of preferred stock and warrants	-	(28,800)
Payments on notes payable	(25,761)	(26,985)
Payments on capital leases	(23,296)	(20,267)

Net cash used in financing activities	(49,057)	(40,052)

Net decrease in cash	(731,606)	(261,917)

Cash - beginning of the period	2,569,536	3,347,689

Cash - end of the period	$1,837,930	$3,085,772